                                                                  EXHIBIT 2.7

                                  SPECIAL WARRANTY DEED


STATE OF TEXAS          )
                        )
COUNTY OF               )

Date:            , 1997
     -----------

Grantor:

Grantor's Mailing Address (including county):

     ---------------------------

     ---------------------------

     ---------------------------

Grantee:

Grantee's Mailing Address (including county):

     ---------------------------

     ---------------------------

     ---------------------------

Reservations from and Exceptions to Conveyance and Warranty:

        [To Be Added]

        Grantor, for the consideration and subject to the reservations from and exceptions to the conveyance and warranty set forth above, has GRANTED, SOLD and CONVEYED and does hereby GRANT, SELL and CONVEY to Grantee the Property, together with all and singular the improvements located thereon and all rights and appurtenances pertaining thereto, including all right, title and interest of Grantor in and to adjacent streets, alleys, rights-of-way, roadways, strips and gores, easements and in-the-ground utilities. TO HAVE AND TO HOLD the Property to Grantee, Grantee's heirs, executors, administrators, legal representatives, successors and assigns forever. Grantor binds Grantor and Grantor's heirs, executors, administrators, legal representatives, successors and assigns to warrant and forever defend all and singular the Property to Grantee and Grantee's heirs, executors, administrators, legal representatives, successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, except as to the reservations from and exceptions to conveyance and warranty set forth above.

        Wherever the context of this Deed so requires, the singular shall include the plural, the plural shall include the singular and any gender shall include all other genders.





                                        BY:___________________________________

                                        Name:_________________________________

                                        Title:________________________________

STATE OF TEXAS       )
                     )
COUNTY OF__________  )


        This instrument was acknowledged before me on this _____ day of ______________, 1997, by _________________________________(title) of _________, a ___________________ corporation, on behalf of said corporation.




                                        _______________________________________
                                        Notary Public, State of ___________



                                        ________________________________________
                                        (Printed or Stamped Name of Notary)

                                        My Commission Expires: __________

After recording,
please return to:

Richard L. Whitley, Esq.
McGinnis, Lochridge & Kilgore, L.L.P.
1300 Capital Center
919 Congress Avenue
Austin, Texas 78701


                                         -2-